UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to 240.14a-12

MILLSTREAM II ACQUISITION CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: _________

(2) Aggregate number of securities to which transaction applies: _________

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): __________

(4) Proposed maximum aggregate value of transaction: _____________________

(5) Total fee paid: ______________________________________________________

[  ] Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ______________________________________________

(2) Form, Schedule or Registration Statement No.: _____________________________

(3) Filing Party: _________________________________________________________

(4) Date Filed: __________________________________________________________

MILLSTREAM II ACQUISITION CORPORATION
435 Devon Park Drive
Building 400
Wayne, Pennsylvania 19087

To the Stockholders of Millstream II Acquisition Corporation:

You are cordially invited to attend a special meeting of stockholders of Millstream II Acquisition Corporation to be held on __________________, 2007. At this meeting, you will be asked to approve the dissolution and liquidation of Millstream II, as contemplated by its amended and restated certificate of incorporation. Millstream II’s Board of Directors is proposing such dissolution and liquidation because Millstream II did not consummate a business combination within the two-year period established in its amended and restated certificate of incorporation. Upon dissolution, Millstream II will, pursuant to a Plan of Liquidation, discharge its liabilities, wind up its affairs and distribute to its stockholders who own shares of Millstream II common stock issued in Millstream II’s initial public offering, who we refer to as the “public stockholders” their respective pro rata portion of the trust account in which a substantial portion of the net proceeds of Millstream II’s initial public offering were deposited, which we refer to as the “IPO trust account,” as contemplated by its amended and restated certificate of incorporation.

THIS MEETING IS PARTICULARLY SIGNIFICANT IN THAT STOCKHOLDERS MUST APPROVE MILLSTREAM II’S DISSOLUTION AND LIQUIDATION IN ORDER FOR MILLSTREAM II TO BE AUTHORIZED TO DISTRIBUTE THE PROCEEDS HELD IN THE IPO TRUST ACCOUNT TO ITS STOCKHOLDERS. IT IS IMPORTANT THAT YOUR SHARES ARE VOTED AT THIS SPECIAL MEETING.

Millstream II was formed on September 24, 2004 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business believed to have significant growth potential. The net proceeds of Millstream II’s initial public offering consummated on December 23, 2004, after payment of underwriting discounts and expenses, were $24,691,000. $23,736,000, or approximately $5.16 per share, of such amount was placed in the IPO trust account and invested in government securities. The proceeds held in the IPO trust account were to be used in connection with a business combination or returned to the stockholders in the event such business combination was not consummated within the two-year period set forth in Millstream II’s amended and restated certificate of incorporation.

In furtherance of its corporate purpose, on August 11, 2006, Millstream II entered into an agreement and plan of merger with Specialty Surfaces International, Inc. d/b/a Sprinturf, pursuant to which Sprinturf was to be merged with a wholly owned subsidiary of Millstream II. The agreement and plan of merger was amended on November 15, 2006. On December 21, 2006, Millstream II held a special meeting of its stockholders to, among other things, adopt the agreement and plan of merger with Sprinturf as required by Millstream II’s amended and restated certificate of incorporation. A majority of the shares of Millstream II’s common stock entitled to vote at that special meeting were voted against the proposal to adopt the agreement and plan of merger. As a result, the agreement with Sprinturf was terminated, the two-year period for Millstream II to complete a business combination has passed without one being consummated, and Millstream II is now required to dissolve and liquidate as provided in its amended and restated certificate of incorporation.

The Plan of Liquidation included in the enclosed proxy statement provides for the discharge of Millstream II’s liabilities and the winding up of its affairs, including distribution to the public stockholders of the principal and accumulated interest of the IPO trust account, less Millstream II’s outstanding debts and obligations not otherwise covered by indemnification, as contemplated by its amended and restated certificate of incorporation. Millstream II's stockholders who purchased shares of common stock prior to its initial public offering, which consist of its directors and their affiliates who purchased an aggregate of 1,000,000 shares, have waived any interest in any such distribution and will not receive any of it.

Stockholder approval of Millstream II’s dissolution is required by Delaware law, under which Millstream II is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of Millstream II's outstanding common stock will be required to approve the dissolution and liquidation. Our Board of Directors has unanimously approved Millstream II’s dissolution, deems it advisable and recommends you approve the dissolution and liquidation. The Millstream II stockholders who purchased shares of Millstream II common stock prior to its initial public offering, who we refer to as the “private stockholders,” have advised Millstream II that they support the dissolution and will vote for it. Our Board intends to approve the Plan, as required by Delaware law, immediately following stockholder approval of the dissolution.

Millstream II had accrued and unpaid liabilities of approximately $597,061 as of February 22, 2007, including approximately $210,647 of estimated accrued and unpaid federal and state taxes.

Mr. Arthur Spector, our Chairman, Chief Executive Officer and President, is liable to pay any debts and obligations, including legal expenses, Millstream II has incurred as a result of claims by vendors for services rendered or products sold to Millstream II, or claims by any target business, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with Millstream II, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the IPO trust account. However, Mr. Spector is not liable for approximately $210,647 of Millstream II’s outstanding liabilities as of February 22, 2007. Mr. Spector is required to assume approximately $386,414 of liabilities as of February 22, 2007 in accordance with the terms of his indemnification agreement with Millstream II.

Mr. Spector has confirmed to Millstream II that he expects to meet his obligations, and is currently negotiating with Millstream II’s creditors regarding satisfaction of those liabilities, which he expects to complete prior to the special meeting. If he fails to meet his obligations, however, under Delaware law, public stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation up to their pro rata share of the liabilities not so discharged, but not in excess of the total amounts received by them from Millstream II. Since Mr. Spector’s obligations are not collateralized or guaranteed, Millstream II cannot assure you that he will perform his obligations, or that stockholders would be able to enforce those obligations.

After careful consideration of all relevant factors, Millstream II's Board of Directors has unanimously determined that Millstream II’s dissolution is fair to and in the best interests of Millstream II and its stockholders, has declared it advisable, and recommends that you vote or give instruction to vote "FOR" the dissolution and liquidation.

The Board also recommends that you vote or give instruction to vote "FOR" adoption of the proposal to authorize Millstream II's Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve Millstream II’s dissolution.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Plan of Liquidation and the special meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO READ THIS MATERIAL CAREFULLY AND VOTE YOUR SHARES.

I look forward to seeing you at the meeting.

Sincerely,

Arthur Spector
Chairman, Chief Executive Officer and President

YOUR VOTE IS IMPORTANT. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

MILLSTREAM II ACQUISITION CORPORATION
435 Devon Park Drive
Building 400
Wayne, Pennsylvania 19087

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD __________________, 2007

TO THE STOCKHOLDERS OF MILLSTREAM II ACQUISITION CORPORATION:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Millstream II Acquisition Corporation, a Delaware corporation, will be held 10:00 a.m. Eastern time, on __________________, 2007, at the offices of Millstream II, 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087, for the sole purpose of considering and voting upon proposals to:

1.	Approve the dissolution of Millstream II and the proposed Plan of Liquidation in the form of Annex A to the accompanying proxy statement; and

2.
Authorize Millstream II's Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and Millstream II's by-laws, no other business may be transacted at the meeting.

The Board of Directors has fixed the close of business on ______________, 2007 as the date for determining Millstream II stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of Millstream II common stock on that date are entitled to have their votes counted at the special meeting or any adjournment. A list of stockholders entitled to vote at the meeting will be available for inspection at the offices of Millstream II and at the special meeting.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by presenting a proxy obtained from your brokerage firm or bank. YOUR FAILURE TO VOTE OR INSTRUCT YOUR BROKER OR BANK HOW TO VOTE WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE DISSOLUTION AND LIQUIDATION.

Millstream II's Board of Directors unanimously recommends that you vote "FOR" approval of each proposal.

Dated: ______________, 2007

By Order of the Board of Directors,

Arthur Spector
Chairman, Chief Executive Officer and President

MILLSTREAM II ACQUISITION CORPORATION
435 Devon Park Drive
Building 400
Wayne, Pennsylvania 19087

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD __________________, 2007

PROXY STATEMENT

A special meeting of stockholders of Millstream II Acquisition Corporation will be held at 10:00 a.m., Eastern time, on __________________, 2007, at the offices of Millstream II, 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087. At this important meeting, you will be asked to consider and vote upon proposals to:

1.	Approve the dissolution of Millstream II and the proposed Plan of Liquidation in the form of Annex A to this proxy statement; and

2.
Authorize Millstream II's Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and Millstream II's by-laws, no other business may be transacted at the meeting.

This proxy statement contains important information about the meeting and the proposals. Please read it carefully and vote your shares.

The "record date" for the special meeting is ______________, 2007. Record holders of Millstream II common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 5,600,000 outstanding shares of Millstream II common stock, of which 4,600,000 were issued in Millstream II’s initial public offering and 1,000,000 were issued to Millstream II’s directors and their affiliates before the initial public offering, and each of which entitles its holder to one vote per proposal at the special meeting. Millstream II's warrants do not have voting rights.

This proxy statement is dated ______________, 2007 and is first being mailed to stockholders on or about ______________, 2007.

SUMMARY OF THE PLAN OF LIQUIDATION

At the special meeting, you will be asked to approve the dissolution and liquidation of Millstream II, as contemplated by its amended and restated certificate of incorporation.

The following describes briefly the material terms of the proposed dissolution and liquidation of Millstream II. This information is provided to assist stockholders in reviewing this proxy statement and considering the proposed dissolution and liquidation, but does not include all of the information contained herein and may not contain all of the information that is important to you. To understand fully the dissolution and liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the plan of liquidation attached as Annex A, in its entirety.

•	If the dissolution is approved, we will:

•	file a certificate of dissolution with the Delaware Secretary of State;

•	adopt a Plan of Liquidation in or substantially in the form of Annex A to this proxy statement by Board action in compliance with Delaware law;

•
establish a contingency reserve for the satisfaction of any known or potential liabilities, consisting of (i) the indemnification obligations of Mr. Arthur Spector provided to Millstream II at the time of its initial public offering and (ii) proceeds from the IPO trust account sufficient to cover Millstream II’s known liabilities not otherwise subject to indemnification by Mr. Spector; and

•
pay or adequately provide for the payment of our liabilities, including (i) existing liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to the public stockholders in accordance with Millstream II’s amended and restated Certificate of Incorporation.

•
We expect to make a liquidating distribution to the public stockholders from the IPO trust account as soon as practicable following the filing of our certificate of dissolution with the Delaware Secretary of State after stockholder approval of the dissolution and liquidation and adoption of the Plan of Liquidation. Millstream II and its directors are currently negotiating with its creditors regarding the satisfaction of its other liabilities, which it expects to accomplish, concurrently with such liquidating distribution, with the proceeds of payments made from its contingency reserve, consisting of (i) the indemnification obligations of Mr. Spector and (ii) proceeds from the IPO trust account sufficient to cover any known liabilities not otherwise subject to indemnification by Mr. Spector. As Millstream II does not have any material assets beyond the IPO trust account, we do not anticipate that any additional distributions to stockholders will be made.

•
As a result of Millstream II’s liquidation, for U.S. federal income tax purposes, stockholders will recognize a gain or loss equal to the difference between (i) the amount of cash distributed to them (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) their tax basis in shares of Millstream II common stock. You should consult your tax advisor as to the tax effects of the Plan of Liquidation and Millstream II’s dissolution in your particular circumstances.

•	Under Delaware law, stockholders will not have dissenters' rights in connection with the dissolution and liquidation.

•
Under Delaware law, if we distribute to stockholders the proceeds currently held in the IPO trust account, but fail to pay or make adequate provision for our liabilities, each Millstream II stockholder could be held liable for amounts due to Millstream II creditors to the extent of the stockholder's pro rata share of the liabilities not so discharged, but not in excess of the total amount received by such stockholder.

Millstream II had accrued and unpaid liabilities of approximately $597,061 as of February 22, 2007, including approximately $210,647 of estimated accrued and unpaid federal and state taxes.

Mr. Arthur Spector, our Chairman, Chief Executive Officer and President, is liable to pay any debts and obligations, including legal expenses, Millstream II has incurred as a result of claims by vendors for services rendered or products sold to Millstream II, or claims by any target business, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with Millstream II, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the IPO trust account. However, Mr. Spector is not liable for approximately $210,647 of Millstream II’s outstanding liabilities as of February 22, 2007. Mr. Spector is required to assume approximately $386,414 of liabilities as of February 22, 2007 in accordance with the terms of his indemnification agreement with Millstream II.

Mr. Spector has informed Millstream II that he intends to honor his indemnification obligations. If he fails to do so, however, under Delaware law, Millstream II stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation up to their pro rata share of the liabilities not so discharged, but not in excess of the total amounts received by them from Millstream II. Since Mr. Spector’s obligations are not collateralized or guaranteed, Millstream II cannot assure you that he will perform his obligations, or that stockholders would be able to enforce those obligations.

If our stockholders do not vote to approve our dissolution and liquidation, our Board of Directors will explore what, if any, alternatives are available for the future of Millstream II. The Board believes, however, there are no viable alternatives to Millstream II’s dissolution and liquidation pursuant to the Plan of Liquidation. The Board has unanimously approved Millstream II’s dissolution and liquidation, deems it advisable and recommends you approve it.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements, including statements concerning our expectations, beliefs, plans, objectives and assumptions about the value of Millstream II’s net assets, the anticipated liquidation value per share of our common stock, and the timing and amounts of any distributions of liquidation proceeds to stockholders. These statements are often, but not always, made through the use of words or phrases such as "believe," "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection," "would" and similar words and phrases. Millstream II intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and includes this statement for purposes of invoking those provisions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause Millstream II’s actual results, performance or achievements, or other subjects of such statements, to differ materially from its expectations regarding such matters expressed or implied by those statements. These factors include the risks that we may incur additional liabilities, that the amount required for the settlement of our liabilities could be higher than expected, and that we may not meet the anticipated timing for the dissolution and liquidation, as well as the other factors set forth under the caption "Risk Factors" and elsewhere in this proxy statement. All of such factors could reduce the amount available for, or affect the timing of, distributions to our stockholders, and could cause other actual outcomes to differ materially from those expressed in any forward-looking statements made in this proxy statement. You should therefore not place undue reliance on any such forward-looking statements. Although Millstream II believes that the expectations reflected in the forward-looking statements contained in this proxy statement are reasonable, we cannot guarantee future events or results. Except as required by law, Millstream II undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PLAN

These questions and answers are only summaries of the matters they discuss. Please read this entire proxy statement.

Q. What is being voted on?
A. You are being asked to vote upon proposals to:

•  Approve the dissolution of Millstream II and the proposed Plan of Liquidation in the form of Annex A to this proxy statement, which is sometimes referred to as the dissolution proposal; and

•  Authorize Millstream II's Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the dissolution proposal, which is sometimes referred to as the adjournment proposal.

Under Delaware law and Millstream II's by-laws, no other business may be transacted at the special meeting.

Q. Why is Millstream II proposing dissolution and liquidation?
A. Millstream II was formed on September 24, 2004 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business believed to have significant growth potential. The net proceeds of Millstream II’s initial public offering consummated on December 23, 2004, after payment of underwriting discounts and expenses, were $24,691,000. $23,736,000, or approximately $5.16 per share, of such amount was placed in the trust account and invested in government securities. The proceeds held in the trust account were to be used in connection with a business combination or returned to the public stockholders in the event such business combination was not consummated within the two-year period set forth in Millstream II’s amended and restated certificate of incorporation.

In furtherance of its corporate purpose, on August 11, 2006, Millstream II entered into an agreement and plan of merger with Specialty Surfaces International, Inc. d/b/a Sprinturf, pursuant to which Sprinturf was to be merged with a wholly owned subsidiary of Millstream II. The agreement and plan of merger was amended on November 15, 2006. On December 21, 2006, Millstream II held a special meeting of its stockholders to, among other things, adopt the agreement and plan of merger with Sprinturf as required by Millstream II’s amended and restated certificate of incorporation. A majority of the shares of Millstream II’s common stock entitled to vote at that special meeting were voted against the proposal to adopt the agreement and plan of merger. As a result, the agreement with Sprinturf was terminated, the two-year period for Millstream II to complete a business combination has passed without one being consummated, and Millstream II is now required to dissolve and liquidate as provided in its amended and restated certificate of incorporation.

The Plan of Liquidation provides for the distribution to current holders of the Millstream II common stock originally issued in Millstream II’s initial public offering, who we refer to as the “public stockholders,” of the principal and accumulated interest in the trust account into which a substantial portion of the net proceeds of the Millstream II’s initial public offering were deposited, which we refer to as the “IPO trust account,” as contemplated by Millstream II’s amended and restated certificate of incorporation. The Millstream II stockholders who purchased shares of Millstream II common stock prior to Millstream II’s initial public offering, who we refer to as the “private stockholders” and which consist of our current directors and their affiliates, have waived any interest in any such distribution and will not receive any of it. Stockholder approval of Millstream II’s dissolution is required by Delaware law, under which Millstream II is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws.

The affirmative vote of a majority of Millstream II's outstanding common stock will be required to approve the dissolution and liquidation. Our Board of Directors has unanimously approved Millstream II’s dissolution, deems it advisable and recommends you approve the dissolution and liquidation. The Board intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution and liquidation.

Q. How do Millstream II’s private stockholders intend to vote their shares?
A. Millstream II’s officers and directors and their affiliates, who purchased an aggregate of 1,000,000 shares prior to Millstream II’s initial public offering, have advised Millstream II that they support the dissolution and liquidation and will vote for it, together with the adjournment proposal.

Q. What vote is required to adopt the proposals?
A. Approval of Millstream II’s dissolution and liquidation will require the affirmative vote of holders of a majority of Millstream II's outstanding common stock. Approval of the adjournment proposal requires the affirmative vote of holders of a majority of Millstream II's common stock voting on the proposal.

Q. Why should I vote for the proposals?
A. The Plan of Liquidation provides for the distribution to the public stockholders of the principal and accumulated interest of the IPO trust account as contemplated by Millstream II’s amended and restated certificate of incorporation, less Millstream II’s debt and obligations not subject to indemnification by Mr. Spector. Stockholder approval of Millstream II’s dissolution is required by Delaware law, under which Millstream II is organized, and stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. If the dissolution and liquidation is not approved, Millstream II will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the IPO trust account to the public stockholders.

Q. How much do I get if the dissolution and liquidation is approved?
A. As of __________, 2007, the record date, Millstream II had approximately $_______ held in trust. If a liquidation were to have occurred on such date, Millstream II estimates that the amount held in trust, less approximately $210,647 to pay Millstream II’s debts and obligations not subject to indemnification, would have been distributed to the public stockholders. Thus, Millstream II estimates that the total amount available for distribution would have been $_____ million or approximately $_____ per share.

However, we cannot assure you that the amount actually available for distribution will not be reduced, whether as a result of the claims of additional creditors, the failure of Mr. Spector to satisfy his indemnification obligations, or otherwise. See “Risk Factors.”

Q. What if I do not want to vote for the dissolution and liquidation?
A. If you do not want the dissolution and liquidation to be approved, you must abstain, not vote, or vote against it. You should be aware, however, that if the dissolution and liquidation is not approved, Millstream II will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the IPO trust account to the public stockholders.

Whether or not you vote against it, if the dissolution and liquidation is approved, all public stockholders will be entitled to share in the liquidation of the IPO trust account.

Q. What happens if the dissolution and liquidation is not approved?
A. If the dissolution and liquidation is not approved, Millstream II will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the IPO trust account to the public stockholders. If sufficient votes to approve the dissolution and liquidation are not available at the special meeting, or if a quorum is not present in person or by proxy, our Board of Directors or our Chairman may seek to adjourn or postpone the meeting to continue to seek such approval.

Q. If the dissolution and liquidation is approved, what happens next?
A. We will:

•  file a certificate of dissolution with the Delaware Secretary of State;
•  adopt the Plan of Liquidation by Board action in compliance with Delaware law;
•  conclude our negotiations with creditors and pay or adequately provide for the payment of Millstream II’s liabilities;
•  distribute the proceeds of the IPO trust account to stockholders, less Millstream II’s debts and obligations not subject to indemnification; and
•  otherwise effectuate the Plan of Liquidation.

Q. If I am not going to attend the special meeting in person, should I return my proxy card instead?
A. Yes. After carefully reading and considering the information in this proxy statement, please fill out and sign your proxy card. Then return it in the enclosed envelope as soon as possible, so that your shares may be represented at the special meeting.

Q. What will happen if I abstain from voting or fail to vote?	A. Abstaining or failing to vote will have the same effect as a vote against the proposed dissolution and liquidation.

Q. How do I change my vote?	A. Deliver a later-dated, signed proxy card to Millstream II's secretary prior to the date of the special meeting or attend the special meeting in person and vote.

Q. If my shares are held in “street name,” will my broker automatically vote them for me?
A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q. Can I still sell my shares?
A. Yes, you may sell your shares at this time. If you sell shares before, or purchase shares after, the record date for the special meeting, you will not be entitled to vote those shares at the special meeting. Delaware law restricts transfers of our common stock once a certificate of dissolution has been filed with the Delaware Secretary of State, which we expect will occur promptly after approval of Millstream II’s dissolution by stockholders at the special meeting. Thereafter and until trading on the OTC Bulletin Board is halted through termination of registration, we believe that any trades of Millstream II’s shares will be tracked and marked with a due bill by the Depository Trust Company.

Q. Who can help answer my questions?
A. If you have questions, you may write or call Millstream II Acquisition Corporation, 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087, (610) 293-2511, Attention: Mr. Arthur Spector, Chairman, Chief Executive Officer and President.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

Millstream II is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting in connection with the proposed dissolution and liquidation of Millstream II. This proxy statement provides you with information you need to know to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place. We will hold the special meeting at 10:00 a.m., Eastern time, on __________________, 2007, at the offices of Millstream II, 435 Devon Park, Building 400, Wayne, Pennsylvania 19087, to vote on the proposals to approve Millstream II’s dissolution and liquidation and the adjournment proposal.

Purpose. At the special meeting, holders of Millstream II common stock will be asked to approve Millstream II’s dissolution and liquidation and the adjournment proposal.

Millstream II's Board of Directors has determined that the proposed dissolution and liquidation is fair to and in the best interests of Millstream II and its stockholders, approved and declared it advisable, and recommends that Millstream II stockholders vote "FOR" it.

The Board of Directors also recommends that you vote or give instruction to vote "FOR" adoption of the adjournment proposal.

The special meeting has been called only to consider approval of the proposed dissolution and liquidation and the adjournment proposal. Under Delaware law and Millstream II's by-laws, no other business may be transacted at the special meeting.

Record Date; Who is Entitled to Vote. The "record date" for the special meeting is ______________, 2007. Record holders of Millstream II common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 5,600,000 outstanding shares of Millstream II common stock, of which 4,600,000 were originally issued in Millstream II’s initial public offering and 1,000,000 are held by our initial stockholders who acquired shares of Millstream II common stock prior to our initial public offering. Each shares of Millstream II common stock entitles its holder to one vote per proposal at the special meeting. Millstream II's warrants do not have voting rights.

The private stockholders have advised Millstream II that they will vote in favor of the Plan of Liquidation.

During the ten-day period before the special meeting, Millstream II will keep a list of holders of record entitled to vote at the special meeting available for inspection during normal business hours at its offices in Wayne, Pennsylvania for any purpose germane to the special meeting. The list of stockholders will also be provided and kept at the location of the special meeting for the duration of the special meeting, and may be inspected by any stockholder who is present.

Quorum; Vote Required. A majority of the outstanding common stock of Millstream II, present in person or by proxy, will be required to constitute a quorum for the transaction of business at the special meeting, other than adjournment to seek a quorum. Approval of Millstream II’s dissolution and liquidation will require the affirmative vote of holders of a majority of Millstream II's outstanding common stock. Approval of the adjournment proposal will require the affirmative vote of holders of a majority of Millstream II's common stock voting on the proposal.

ABSTAINING FROM VOTING OR NOT VOTING, EITHER IN PERSON OR BY PROXY OR BY VOTING INSTRUCTION, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE DISSOLUTION AND LIQUIDATION PROPOSAL.

Voting Your Shares. Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

There are three ways to vote your shares at the special meeting:

•
By signing and returning the enclosed proxy card. If you vote by proxy card, your "proxies," whose names are listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Millstream II Board "FOR" the dissolution proposal and the adjournment proposal.

•
By telephone or on the Internet, if you own your shares in “street name.” You can vote this way by following the telephone or Internet voting instructions that are included with your proxy card. If you do, you should not return the proxy card.

•
You can attend the special meeting and vote in person. We will give you a ballot at the special meeting. However, if your shares are held in the name of your broker, bank or another nominee, you must present a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Adjournment or Postponement. If the adjournment proposal is approved at the special meeting, Millstream II may adjourn or postpone the special meeting if necessary to solicit further proxies. In addition, Millstream II may adjourn or postpone the special meeting as set forth in Millstream II's amended and restated certificate of incorporation or by-laws or as otherwise permitted by law.

Questions about Voting. If you have any questions about how to vote or direct a vote in respect of your Millstream II common stock, you may call Mr. Arthur Spector, our Chairman, Chief Executive Officer and President at (610) 293-2511. You may also want to consult your financial and other advisors about the vote.

Revoking Your Proxy and Changing Your Vote. If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	Delivering another proxy card with a later date;

•	Notifying Millstream II’s secretary at the address of Millstream II’s corporate headquarters in writing before the special meeting that you have revoked your proxy; or

•	Attending the special meeting, revoking your proxy and voting in person.

If your shares are held in "street name," consult your broker for instructions on how to revoke your proxy or change your vote. If an executed proxy card is returned by a broker or bank holding shares that indicates that the broker or bank does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted on the proposals. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

Broker Non-Votes. If your broker holds your shares in its name and you do not give the broker voting instructions, National Association of Securities Dealers, Inc. (NASD) rules prohibit your broker from voting your shares on the dissolution proposal or the adjournment proposal. This is known as a "broker non-vote." Abstentions or broker non-votes will have the same effect as a vote against the dissolution proposal. Abstentions or broker non-votes will not be counted as votes for or against the adjournment proposal as the vote required to approve the adjournment proposal is a majority of the shares present in person or by proxy and entitled to vote.

No Dissenters' Rights. Under Delaware law, stockholders are not entitled to dissenters' rights in connection with Millstream II’s dissolution and liquidation.

Solicitation Costs. Millstream II is soliciting proxies on behalf of the Millstream II Board of Directors. This solicitation is being made by mail but also may be made in person or by telephone or other electronic means. Millstream II and its directors, officers, employees and consultants may also solicit proxies in person or by mail, telephone or other electronic means. These persons will not be paid for doing this.

Millstream II has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance desirable. Millstream II will pay all fees and expenses related to the retention of any proxy solicitation firm.

Millstream II will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Millstream II will reimburse them for their reasonable expenses.

Stock Ownership. Information concerning the holdings of certain Millstream II stockholders is set forth under "Beneficial Ownership of Securities."

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the dissolution proposal.

We may not meet the anticipated timing for the dissolution and liquidation. Promptly following the special meeting, if our stockholders approve Millstream II’s dissolution and liquidation, we intend to file a certificate of dissolution with the Delaware Secretary of State and wind up our business promptly thereafter. We expect that we will make the liquidation distribution of the proceeds in the trust account to our stockholders as soon as practicable following the filing of our certificate of dissolution with the Delaware Secretary of State after approval of the dissolution by the stockholders. We do not expect that there will be any additional assets remaining for distribution to stockholders after payment, provision for payment or compromise of our liabilities and obligations. There are a number of factors that could delay our anticipated timetable, including the following:

•	delays in the payment, or arrangement for payment or compromise, of our remaining liabilities or obligations;

•	lawsuits or other claims asserted against us; and

•	unanticipated legal, regulatory or administrative requirements.

We may not be able to settle all of our obligations to creditors. We have current and future obligations to creditors. The Plan of Liquidation takes into account all of our known obligations and our best estimate of the amount reasonably required to satisfy such obligations. As part of the winding up process, we are attempting to settle those obligations with our creditors. We cannot assure you that we will be able to settle all of these obligations or that they can be settled for the amounts we have estimated. If we are unable to reach agreement with a creditor relating to an obligation, that creditor may bring a lawsuit against us. Mr. Spector is liable to pay any debts and obligations, including legal expenses, Millstream II has incurred as a result of claims by vendors for services rendered or products sold to Millstream II, or claims by any target business with which Millstream II has entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with Millstream II, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the IPO trust account. However, Mr. Spector is not liable for approximately $210,647 of Millstream II’s outstanding liabilities as of February 22, 2007. If he does not perform those obligations, such creditors may seek to recover such claims from Millstream II’s stockholders within three years of Millstream II’s dissolution.

If our reserves for payments to creditors are inadequate, each stockholder may be liable to our creditors for a pro rata portion of their claims up to the amount distributed to such stockholder by us. Pursuant to Delaware law, we will continue to exist for three years after the dissolution becomes effective in order to complete the winding up of our affairs. If we fail to provide adequately for all our liabilities, each of our stockholders could be liable for payment to our creditors of the stockholder's pro rata portion of such creditors' claims up to the amount distributed to such stockholder in the liquidation.

Claims may be made against the IPO trust account, resulting in its impairment or in delay in distributing it to the public stockholders. Millstream II currently has little available funds outside the IPO trust account, and must make arrangements with vendors and service providers in reliance on the existing indemnification obligations of Mr. Spector. Pursuant to his indemnification obligations, Mr. Spector is liable to pay any debts and obligations, including legal expenses, Millstream II has incurred as a result of claims by vendors for services rendered or products sold to Millstream II, or claims by any target business, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with Millstream II, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the trust account. However, Mr. Spector is not liable for approximately $210,647 of Millstream II’s outstanding liabilities as of February 22, 2007.

In addition, Millstream II's creditors may seek to satisfy their claims from funds in the IPO trust account if Mr. Spector does not perform his indemnification obligations. This could further reduce a stockholder's distribution from the IPO trust account, or delay stockholder distributions. We believe we have identified all of Millstream II’s liabilities, and do not expect the foregoing to occur.

Recordation of transfers of our common stock on our stock transfer books will be restricted as of the date fixed by the Board for filing the certificate of dissolution, and thereafter it generally will not be possible for stockholders to change record ownership of our stock. After dissolution, Delaware law will prohibit transfers of record of our common stock except by will, intestate succession or operation of law. We believe, however, that after dissolution any trades of shares of our common stock held in "street name” will be tracked and marked with a due bill by the Depository Trust Company.

Our Board of Directors may delay implementation of the plan, even if dissolution is approved by our stockholders. Even if Millstream II’s dissolution is approved by our stockholders, our Board of Directors has reserved the right, in its discretion, to delay implementation of the Plan if it determines that doing so is in the best interests of Millstream II and its stockholders. The Board is, however, unaware of any circumstances under which it would do so.

THE DISSOLUTION AND PLAN OF LIQUIDATION

Our Board of Directors is proposing Millstream II’s dissolution and liquidation for approval by our stockholders at the special meeting. The Board has unanimously approved Millstream II’s dissolution, declared it advisable and directed that it be submitted for stockholder approval at the special meeting. The Board has also approved the Plan of Liquidation and directed that it be submitted for stockholder approval, and, as required by Delaware law, intends to re-approve it immediately following stockholder approval of the dissolution and liquidation and the filing of a certificate of dissolution with the Delaware Secretary of State. A copy of the Plan of Liquidation is attached as Annex A to this proxy statement.

After approval of Millstream II’s dissolution, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish, among other things, the following:

•	filing a certificate of dissolution with the Delaware Secretary of State and, thereafter, remaining in existence as a non-operating entity for three years;

•	adopting a Plan of Liquidation in or substantially in the form of Annex A to this proxy statement by Board action in compliance with Delaware law;

•
establishing a contingency reserve for the satisfaction of known or potential liabilities, consisting of (i) the indemnification obligations of Mr. Spector provided to Millstream II at the time of its initial public offering and (ii) proceeds from the IPO trust account sufficient to cover Millstream II’s known liabilities not otherwise subject to indemnification by Mr. Spector;

•
paying or providing for the payment of our liabilities in accordance with Delaware law, which liabilities include (i) existing liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to the public stockholders in accordance with Millstream II’s amended and restated certificate of incorporation;

•	winding up our remaining business activities;

•	complying with U.S. Securities and Exchange Commission filing requirements, for so long as we are required to do so; and

•	making tax and other regulatory filings.

Following dissolution, although they do not expect to do so, our Board of Directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan of Liquidation. In addition, although it does not anticipate that it will be necessary to do so since we do not have any material assets outside the IPO trust account, the Board will be authorized to establish a liquidating trust to complete Millstream II’s liquidation.

At February 22, 2007, we had approximately $38,440 in cash outside the IPO trust account and an additional $25,712,000 in marketable securities and cash in the IPO trust account. Our balance sheet as of that date also reflected total liabilities of approximately $597,061 of which $386,414 relate to liabilities for services rendered or products sold to Millstream II, which are subject to indemnification by Mr. Spector and $210,647 relate to accrued but unpaid state and federal taxes, which are not subject to indemnification. We currently have net liabilities and obligations that exceed available cash outside the IPO trust account by approximately $558,621, or $0.10 per share. We expect to pay Millstream II’s liabilities in full or, in some cases, in a reduced amount agreed to by the relevant creditor(s) pursuant to negotiations currently in progress. In addition to satisfying these liabilities, we anticipate incurring additional professional, legal and accounting fees in connection with Millstream II’s dissolution and liquidation. All cash for the payment of the liabilities relating to services rendered or products sold to Millstream II, beyond any assets of Millstream II outside the IPO trust account, will be provided by Mr. Spector pursuant to his indemnification undertaking. Approximately $210,647 due for accrued but unpaid state and federal taxes must be paid from proceeds held in the IPO trust account, as Mr. Spector has not agreed to indemnify Millstream II for such liabilities. We believe we have identified all of Millstream II’s liabilities.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE DISSOLUTION AND LIQUIDATION OF MILLSTREAM II AND UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" IT.

Dissolution under Delaware Law. Section 275 of the Delaware General Corporation Law provides that a corporation may dissolve upon a majority vote of the board of directors of the corporation followed by a favorable vote of holders of a majority of the outstanding stock entitled to vote. Following such approval, the dissolution is effected by filing a certificate of dissolution with the Delaware Secretary of State. Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business. The process of winding up includes:

•	prosecution and defense of any lawsuits;

•	settling and closing of any business;

•	disposition and conveyance of any property;

•	discharge of any liabilities; and

•	distribution of any remaining assets to the stockholders of the corporation.

Principal Provisions of the Plan. We will distribute pro rata to our public stockholders all of the proceeds of the IPO trust account, less Millstream II’s debts and obligations not otherwise subject to indemnification, which we anticipate will be the only amounts available for distribution to stockholders. Liquidation is expected to commence as soon as practicable after approval of Millstream II dissolution by stockholders at the special meeting. We do not anticipate that we will solicit any further votes of our stockholders with respect to the Plan of Liquidation.

Subject to the payment or the provision for payment of our liabilities, we expect to distribute to our public stockholders the amounts to which they are entitled under Millstream II’s amended and restated certificate of incorporation, consisting of the amount of the IPO trust account at the record date for the special meeting, less Millstream II’s debts and obligations not otherwise subject to indemnification. We do not anticipate making any other distributions to stockholders.

We will also pay or provide for our known liabilities in accordance with negotiations between Millstream II and its creditors. Since we do not know of any other liabilities or any facts suggesting that any other liabilities may exist or arise, we intend to establish a contingency reserve, consisting of (i) the indemnification undertaking Mr. Spector provided to Millstream II at the time of its initial public offering, and (ii) proceeds from the IPO trust account sufficient to cover Millstream II’s known liabilities not otherwise subject to indemnification by Mr. Spector, which the Board expects will be sufficient to satisfy actual and potential liabilities. As this contingency reserve will be funded only by (i) an amount of proceeds from the IPO trust account sufficient to cover Millstream II’s known liabilities not otherwise subject to indemnification by Mr. Spector and (ii) Mr. Spector pursuant to his indemnification obligations, as and when needed, to discharge Millstream II’s liabilities and obligations relating to claims by vendors or other persons for services rendered or products sold to Millstream II, we do not believe there will be any net balance of the contingency reserve, after payment, provision for or discharge of all of our liabilities, for distribution to our stockholders.

Millstream II had accrued and unpaid liabilities of approximately $597,061 as of February 22, 2007, including approximately $210,647 of estimated accrued and unpaid federal and state taxes.

Mr. Spector is liable to pay any debts and obligations, including legal expenses, Millstream II has incurred as a result of claims by vendors for services rendered or products sold to Millstream II, or claims by any target business, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with Millstream II, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the trust account. However, Mr. Spector is not liable for approximately $210,647 of Millstream II’s outstanding liabilities as of February 22, 2007, which amounts will be placed in the contingency reserve from the IPO trust account proceeds, and will therefore reduce the amount available for distribution to public stockholders.

As of February 22, 2007, the record date, Millstream II had approximately $25,712,000 held in trust. If a liquidation were to have occurred on such date, Millstream II estimates that the amount held in trust, less approximately $210,647 for Millstream II’s debts and obligations not subject to indemnification by Mr. Spector, would have been distributed to the public stockholders. Thus, Millstream II estimates that the total amount available for distribution would have been $25,501,853 or approximately $5.54 per share.

We will discontinue recording transfers of shares of our common stock on the date of our dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After that date, we will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

Our Conduct Following Approval of the Dissolution and Adoption of the Plan of Liquidation. Our directors and officers will not receive any compensation, other than reimbursement for expenses, for the duties that each performs in connection with our dissolution or under the Plan of Liquidation. Following approval of our dissolution by our stockholders at the special meeting, our activities will be limited to adopting the Plan of Liquidation, winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets, and distributing our assets in accordance with the Plan of Liquidation.

We will indemnify our officers, directors and agents in accordance with our amended and restated certificate of incorporation and by-laws for actions taken in connection with winding up of our affairs. Our obligation to indemnify such persons may be satisfied out of our remaining assets, which we expect will be limited to the proceeds of Mr. Spector’ indemnification obligation. The Board and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be appropriate to cover our indemnification obligations under the Plan of Liquidation. The Board has not determined whether it plans to continue to maintain director’s and officers’ liability insurance following the dissolution of Millstream II.

Contingency Reserve. We generally are required, in connection with our dissolution, to provide for payment of our liabilities. We intend to pay or provide for payment of all our known liabilities promptly after approval of the Plan of Liquidation, and to set aside a contingency reserve, consisting of (i) the indemnification obligations of Mr. Spector and (ii) proceeds from the IPO trust account sufficient to cover Millstream II’s known liabilities not otherwise subject to indemnification by Mr. Spector, that we believe will be adequate to satisfy all of our liabilities. If it is not, a creditor could bring a claim against one or more of our stockholders for each such stockholder's pro rata portion of the claim, up to the total amount distributed by us to that stockholder pursuant to the Plan of Liquidation. Once we have established a contingency reserve, we would distribute to stockholders any portion thereof that our Board deems no longer to be required, although because of the nature of our limited assets and liabilities, we do not expect that any such distributions will be made.

Potential Liability of Stockholders. Under the DGCL, in the event we fail to create adequate reserves for liabilities, or should such reserves be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due creditors to the extent of amounts that such stockholder received from us and from any liquidating trust under the Plan. Each stockholder's exposure to liability is limited to his, her or its pro rata portion of the amounts due each creditor. In addition, a creditor could seek an injunction to prevent us from making distributions under the Plan of Liquidation, which could delay and/or diminish distributions to stockholders.

Stock Certificates. Stockholders should not forward their stock certificates before receiving instructions to do so. After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their pro rata share of the trust account may be held in trust, without interest and subject to escheat laws. If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Exchange Act Registration. Our common stock trades in the over-the-counter market and is listed for quotation under the trading symbol "MSMA" on the OTC Bulletin Board (www.otcbb.com). After dissolution, because we will discontinue recording transfers of our common stock and in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, the Board may apply to terminate Millstream II’s registration and reporting requirements under the Securities Exchange Act of 1934. If registration is terminated, trading in the common stock on the OTC Bulletin Board would terminate.

Liquidating Trusts. Although the Board does not believe it will be necessary, we may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. Any liquidating trust would be evidenced by a trust agreement between Millstream II and the person(s) the Board chooses as trustee(s).

Sales of Assets. The Plan of Liquidation gives the Board the authority to sell all of our remaining assets, although Millstream II’s assets outside the trust account are immaterial. Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation. We do not expect any material asset sales to occur.

Absence of Appraisal Rights. Stockholders are not entitled to appraisal rights in connection with Millstream II’s dissolution and liquidation.

Regulatory Approvals. We do not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with our dissolution or the Plan of Liquidation.

Treatment of Warrants. There will be no distribution from the trust account with respect to Millstream II's warrants.

Payment of Expenses. In the discretion of our Board of Directors, we may pay brokerage, agency, professional and other fees and expenses to any person in connection the implementation of the Plan of Liquidation.

Votes Required and Board Recommendation. Approval of Millstream II’s dissolution and liquidation requires the affirmative vote of a majority of the total number of votes entitled to be cast by all shares outstanding on the record date. The holders of common stock will vote on the matter of the approval of Millstream II’s dissolution and liquidation, with each holder entitled to one vote per share on the matter.

Millstream II’s Board of Directors believes that Millstream II’s dissolution and liquidation is in the best interests of our stockholders. The Board has unanimously approved the dissolution and unanimously recommends that our stockholders vote "FOR" the dissolution and liquidation. Our directors and executive officer, who hold, as of the record date, an aggregate of 1,000,000 outstanding shares of our common stock, have indicated that they will vote "FOR" the dissolution and liquidation. See "Beneficial Ownership of Securities."

Shares represented by proxy cards received in time for the special meeting that are properly signed, dated and returned without specifying choices will be voted "FOR" this proposal.

Certain U.S. Federal Income Tax Consequences. The following discussion is a general summary of the material U.S. federal income tax consequences of the Plan to the Company and to current holders of our common stock and warrants originally issued in our initial public offering, who are "United States persons," as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and who hold such shares and warrants as "capital assets," as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the Plan. Tax considerations applicable to a particular stockholder or warrant holder will depend on that stockholder's or warrant holder's individual circumstances. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders or warrant holders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares or warrants through such entities.

The discussion is based upon the Code, U.S. Department of the Treasury regulations, rulings of the Internal Revenue Service ("IRS"), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate substantially in accordance with the Plan.

We can give no assurance that the tax treatment described herein will remain unchanged. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences or facts prove not to be as anticipated and described herein, the result could be increased taxation at the stockholder or warrant holder level.

STOCKHOLDERS AND WARRANT HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM IN CONNECTION WITH THE PLAN AND OUR DISSOLUTION, INCLUDING TAX REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

Consequences to the Company

The Company may recognize gain or loss on the sale or other taxable disposition of any of its assets pursuant to its liquidation to the extent of the difference between the amount realized on such sale (or the fair market value of the asset) and its tax basis in such asset.

Consequences to Stockholders

Gain or Loss on Liquidation

Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our common stock. As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder's tax basis in the shares of our common stock.

A stockholder's gain or loss will be computed on a "per share" basis, so that gain or loss is calculated separately for blocks of stock acquired at different dates or for different prices. Each liquidation distribution will be allocated proportionately to each share of stock owned by a stockholder, and will be applied first to recover a stockholder's tax basis with respect to such share of stock. Gain will be recognized in connection with a liquidation distribution allocated to a share of stock only to the extent that the aggregate value of all liquidation distributions received by a stockholder with respect to that share exceeds such stockholder's tax basis for that share. Any loss generally will be recognized only when a stockholder receives our final distribution to stockholders, and then only if the aggregate value of the liquidation distributions with respect to a share of stock is less than the stockholder's tax basis for that share. Any payments by a stockholder in satisfaction of any Company contingent liability not covered by our contingency reserve generally would produce a loss in the year paid. Gain or loss recognized by a stockholder in connection with our liquidation generally will be capital gain or loss, and will be long-term capital gain or loss if the share has been held for more than one year, and short term capital gain or loss if the share has not been held for more than one year. Long term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short term capital gain. The deductibility of capital losses is subject to various limitations.

Liquidating Trusts

If we transfer assets to a liquidating trust for the benefit of the stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Our former stockholders, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any future income, gain or loss recognized by such liquidating trust, whether or not they have received any actual distributions from the liquidating trust with which to pay any tax on such tax items. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

Back-Up Withholding

Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he, she or it may be subject to back-up withholding tax with respect to any payments received pursuant to the liquidation. The back-up withholding tax is currently imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder's U.S. federal income tax liability.

Consequences to Warrant Holders

Since no distributions will be made to warrant holders pursuant to the Plan, a holder of our warrants should recognize a capital loss equal to such warrant holder's tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires).

INFORMATION ABOUT MILLSTREAM II

General. Millstream II was formed on September 24, 2004 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business believed to have significant growth potential. To date, Millstream II’s efforts have been limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations. Millstream II intended to utilize cash derived from the proceeds of its initial public offering, its capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

Offering Proceeds Held in Trust. The net proceeds of Millstream II’s initial public offering consummated on December 23, 2004, after payment of underwriting discounts and expenses, were $24,691,000. $23,736,000, or approximately 96% of such amount, was placed in the trust account and invested in government securities. The remaining proceeds have been used by Millstream II in its pursuit of a business combination. The proceeds held in the trust account were to be used in connection with a business combination or returned to the stockholders in the event such business combination was not consummated within the two-year period set forth in Millstream II’s amended and restated certificate of incorporation.

Because Millstream II did not complete a business combination by December 23, 2006, the two-year period set forth in its amended and restated articles of incorporation, Millstream II is presenting the dissolution proposal at the special meeting as more fully set forth in this proxy statement and, if such dissolution proposal is approved, Millstream II will be dissolved and will distribute to all of its public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the IPO trust account, inclusive of any interest, less any of Millstream II’s outstanding debts and obligations not otherwise indemnified by Mr. Spector. Millstream II’s initial stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the initial public offering. There will be no distribution from the trust fund with respect to Millstream II’s warrants.

Facilities. Millstream II maintains executive offices at 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087. The cost for this space is included in a $7,500 per month fee that 400 Building LLC, an affiliate of Arthur Spector, charges Millstream II for general and administrative services pursuant to a letter agreement between Millstream II and 400 Building LLC. Millstream II believes, based on rents and fees for similar services in the Philadelphia metropolitan area, that the fee charged by 400 Building LLC is at least as favorable as Millstream II could have obtained from an unaffiliated person. Millstream II considers its current office space adequate for current operations.

Employees. Millstream II has four directors and one executive officer. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to Millstream II’s affairs. Millstream II has no employees.

Periodic Reporting and Audited Financial Statements. Millstream II has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Securities Exchange Act of 1934, Millstream II’s annual reports will contain financial statements audited and reported on by Millstream II’s independent accountants. Millstream II has filed an annual report on Form 10-KSB with the Securities and Exchange Commission covering the fiscal years ended December 31, 2004 and 2005 and quarterly reports on Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006.

Legal Proceedings. There are no legal proceedings pending against Millstream II.

BENEFICIAL OWNERSHIP OF SECURITIES

As of ________________, 2007, the members of Millstream II’s Board of Directors and their affiliates, all of who became stockholders prior to Millstream II’s initial public offering, beneficially owned and were entitled to vote 1,000,000 shares, or 17.9%, of Millstream II common stock. The following table sets forth information with respect to the beneficial ownership of Millstream II common stock, as of __________, 2007, by its officer, directors and beneficial owners of more than 5% of any class of its voting securities:

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Millstream II common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Outstanding Common Stock(2)
Arthur Spector(3)	397,142	7.1%
Dr. Heinz C. Schimmelbusch	68,572	1.2%
Robert E. Keith, Jr.(4)	68,572	1.2%
Don K. Rice(5)	68,572	1.2%
Castlecomb Family Trust(6)	397,142	7.1%
The Baupost Group, L.L.C. (7)	343,000	6.1%
Andrew M. Weiss, Ph.D. (8)	328,600	5.9%
Octavian Global Partners LLC (9)	577,000	10.3%
All directors and the executive officer as a group (4 individuals)	602,858	10.8%

(1)	Unless otherwise indicated, the business address of each of the individuals is 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087.
(2)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.
(3)
Arthur Spector is Millstream II’s Chairman of the Board, Chief Executive Officer and President. These shares do not include shares of Millstream II common stock owned by the Castlecomb Family Trust, of which Mr. Spector disclaims beneficial ownership.

(4)	The business address of Mr. Keith is 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087.
(5)	The business address of Mr. Rice is 517 Fishers Road, Bryn Mawr, Pennsylvania 19010.
(6)
The Castlecomb Family Trust is a trust established by Mr. Spector and his wife for the benefit of his descendents. Adam B. Spector and Jeremy D. Spector, Mr. Spector’s adult sons, are co-trustees and control persons of the trust. Mr. Spector disclaims any beneficial interest in the trust and the shares of Millstream II common stock owned by the trust. The business address of the Castlecomb Family Trust is 2927 Macomb Street NW, Washington D.C. 20008.

(7)
The business address of The Baupost Group, L.L.C. is 10 St. James Avenue, Suite 2000, Boston, Massachusetts 02116. Mr. Seth A. Klarman is the sole director of SAK Corporation, Baupost’s manager, and is the control person of Baupost.

(8)	The business address for Dr. Weiss is 29 Commonwealth Avenue, 10th Floor, Boston, Massachusetts 02116.
(9)
The business address for Octavian Global is 650 Madison Avenue, 26th Floor, New York, New York 10022. Messrs. Greg Racz and Richard Hurowitz are the only members of Octavian Management LLC, the managing member of Octavian Global, and are the control persons of Octavian Global.

All of the 1,000,000 shares of Millstream II common stock owned by Millstream II’s directors, sole executive officer and initial stockholders have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to an escrow agreement.

During the escrow period, the holders of these shares will not be able to sell their securities, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. None of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to our initial public offering.

STOCKHOLDER PROPOSALS

Whether or not the dissolution is approved, Millstream II does not expect to have an annual meeting of stockholders after the special meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the Securities and Exchange Commission, Millstream II and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, Millstream II will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Millstream II deliver single copies of such documents in the future. Stockholders may notify Millstream II of their requests by calling or writing us at our principal executive offices at 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087.

WHERE YOU CAN FIND MORE INFORMATION

Millstream II files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934.

You may read and copy reports, proxy statements and other information filed by Millstream II with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.

Millstream II files its reports, proxy statements and other information electronically with the SEC. You may access information on Millstream II at the SEC web site containing reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Information and statements contained in this proxy statement or any annex are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to or incorporated by reference into this document.

This proxy statement incorporates important business and financial information about Millstream II that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. If you would like such information or additional copies of this proxy statement, or if you have questions about the Plan, you should contact:

Arthur Spector
Millstream II Acquisition Corporation
435 Devon Park Drive
Building 400
Wayne, Pennsylvania 19087

ANNEX A

PLAN OF LIQUIDATION
OF
MILLSTREAM II ACQUISITION CORPORATION
(A DISSOLVED DELAWARE CORPORATION)

This Plan of Liquidation of Millstream II Acquisition Corporation (the "Company") is dated this ____ day of _____________, 2007.

WHEREAS, the dissolution of the Company was duly authorized by its board of directors and stockholders, and the Company was dissolved on ____________, 2007 by the filing of a Certificate of Dissolution with the Office of the Secretary of State of the State of Delaware;

WHEREAS, the Company elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the "DGCL");

WHEREAS, the Company has paid or otherwise satisfied all claims and obligations of the Company known to the Company, including conditional, contingent, or unmatured contractual claims known to the Company, other than the following:

1. Fees and expenses in connection with legal, accounting and other professional services rendered prior to the date hereof and liabilities and obligations for federal and state income taxes, all as shown on the Company's unaudited interim financial statements at and for the period ending _______________, and liabilities and obligations incurred or to be incurred after such date, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of the Company and the winding-up of its business and affairs; and

2. The Company's obligations to holders of its common stock issued in its initial public offering (“IPO”) (the “Public Stockholders”) to distribute the proceeds of the trust account in which a substantial portion of the net proceeds of the IPO were deposited (the “IPO Trust Account”), less the estimated amount of any accrued and unpaid federal and state taxes, in connection with the dissolution and liquidation of the Company as provided in the Company's amended and restated certificate of incorporation and its IPO prospectus;

WHEREAS, there are no pending actions, suits or proceedings to which the Company is a party;

WHEREAS, there are no facts known to the Company indicating that claims that have not been made known to the Company or that have not arisen are likely to become known to the Company or to arise within ten years after the date of dissolution; and

WHEREAS, Mr. Arthur Spector has reaffirmed, and by his adoption of this Plan of Liquidation, does hereby reaffirm, his obligations, given to the Company in connection with its IPO, to indemnify and hold harmless the Company against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) actually incurred by the Company as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold, in each case, to the Company, or by any target business; provided, however, that the amount of such indemnification shall be limited only to the amount by which such losses, liabilities, claims, damages or expenses actually reduce the amount of funds in the IPO Trust Account; provided, further, that for the avoidance of doubt, Mr. Spector shall not be liable hereunder for the amount of any accrued and unpaid federal or state taxes;

NOW THEREFORE, the Company adopts the following Plan of Liquidation, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1. PAYMENT OF LIABILITIES AND OBLIGATIONS. The Company shall, as soon as practicable following the adoption of this Plan by the board of directors after the filing of a Certificate of Dissolution of the Company in accordance with Delaware law, (a) pay or provide for the payment in full or in such other amount as shall be agreed upon by the Company and the relevant creditor the liabilities, obligations, fees and expenses described in paragraph 1 of the third recital hereof and (b) pay in full the obligations described in paragraph 2 of such third recital.

2. CONTINGENCY RESERVE. There being no facts now known to the Company suggesting that any unknown claims or obligations of the Company or claims that have not arisen against the Company exist or might arise, the Company shall retain the obligations to the Company referred to in the sixth recital hereof as provision for any and all such claims and obligations.

3. AUTHORITY OF OFFICERS AND DIRECTORS. The Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay such persons compensation for their services, provided that no current officer or director of the Company shall receive any compensation for his services as aforesaid, and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to the Company's stockholders in connection with the adoption of this Plan. Adoption of this Plan by holders of a majority of the voting power represented collectively by the outstanding shares of the Company's common stock shall constitute the approval of the Company's stockholders of the Board's authorization of the payment of any such compensation.

The adoption of the Plan by the holders of the Company's common stock shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable (i) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of the Company; (iii) to satisfy or provide for the satisfaction of the Company's obligations in accordance with Section 281(b) of the DGCL; and (iv) to distribute all of the remaining funds of the Company to the holders of the Company's common stock in complete cancellation or redemption of its stock.

4. CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM. Subject to approval by the Board, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan.

5. RECOVERY OF ASSETS. In the event that the Company (or any trustee or receiver for the Company appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to the Company, such funds shall first be used to satisfy any claims against or obligations of the Company, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of the Company in accordance with and subject to the terms of the Company's certificate of incorporation and the DGCL, and further subject to such terms and conditions as the Board of Directors of the Company (or any trustee or receiver for the Company) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude the Company (or any trustee or receiver for the Company) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of the Company.

6. PROFESSIONAL FEES AND EXPENSES. It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company's officers or members of the Board provided by the Company pursuant to its certificate of incorporation and bylaws or the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board for services rendered to the Company.

In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

7. INDEMNIFICATION. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its amended certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company's obligations hereunder, including without limitation directors' and officers' liability coverage.

8. LIQUIDATING TRUST. The Board may, but is not required to, establish and distribute assets of the Company to a liquidating trust, which may be established by agreement in form and substance determined by the Board with one or more trustees selected by the Board. In the alternative, the Board may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of the Company, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of the Company's property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

9. LIQUIDATING DISTRIBUTIONS. Liquidating distributions shall be made from time to time after the adoption of this Plan to the holders of record, at the close of business on the date of the filing of a Certificate of Dissolution of the Company, of outstanding shares of common stock of the Company, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of the Company). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder.

10. AMENDMENT OR MODIFICATION OF PLAN. If for any reason the Board determines that such action would be in the best interests of the Company, it may amend or modify this Plan and all action contemplated thereunder, notwithstanding stockholder approval of this Plan, to the extent permitted by the DGCL; provided, however, that the Company will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

11. CANCELLATION OF STOCK AND STOCK CERTIFICATES. Following the dissolution of the Company, the Company shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

12. LIQUIDATION UNDER CODE SECTIONS 331 AND 336. It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Code. This Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

13. FILING OF TAX FORMS. The appropriate officers of the Company are authorized and directed, within 30 days after the effective date of this Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

MILLSTREAM II ACQUISITION CORPORATION
435 DEVON PARK DRIVE
BUILDING 400
WAYNE, PENNSYLVANIA 19087

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF MILLSTREAM II ACQUISITION CORPORATION

The undersigned appoints Arthur Spector and Marc Walinsky, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Millstream II held of record by the undersigned on ______________, 2007 at the Special Meeting of Stockholders to be held on __________________, 2007, and any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. MILLSTREAM II'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. MILLSTREAM II'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

		FOR	AGAINST	ABSTAIN
1.	TO APPROVE THE DISSOLUTION OF THE COMPANY AND THE PLAN OF LIQUIDATION SUBMITTED TO STOCKHOLDERS AT THE SPECIAL MEETING.	[ ]	[ ]	[ ]
2.
TO PERMIT MILLSTREAM II'S BOARD OF DIRECTORS OR ITS CHAIRMAN, IN THEIR DISCRETION, TO ADJOURN OR POSTPONE THE SPECIAL MEETING IF NECESSARY FOR FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE ORIGINALLY SCHEDULED TIME OF THE SPECIAL MEETING TO APPROVE THE FOREGOING PROPOSAL.
		[ ]	[ ]	[ ]
	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW: NEW ADDRESS: ______________________________		[ ]

-i-

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

SIGNATURE _____________________________  SIGNATURE _____________________  DATE _______________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.

-ii-